G. C. Hunter                          Dateline: April 13, 1995
Secretary-Treasurer                   For Release: Immediately



              THE EMPIRE DISTRICT ELECTRIC COMPANY
                         EARNINGS REPORT

JOPLIN, MO The Empire District Electric Company reported earnings of $1.33 per share of common stock for the twelve months ended March 31, 1995 on revenues of $178,480,000 and net income of $20,506,000. Earnings for the twelve months ended March 31, 1994, were $1.13 per share on revenues of $170,703,000 and net income of $15,593,000.

           Earnings for the first quarter of 1995 were $0.28 per share on revenues of $42,396,000 and net income of $4,566,000.
Earnings for the same period in 1994 were $0.27 per share on revenues of $41,673,000 and net income of $3,743,000.

                               THE EMPIRE DISTRICT ELECTRIC COMPANY
                                       FINANCIAL HIGHLIGHTS
                      Quarter Ended March 31      Twelve Months Ended March 31
                        1995          1994          1995            1994
Operating Revenues    $42,396,000   $41,673,000   $178,480,000   $170,703,000
Net Income             $4,566,000    $3,743,000    $20,506,000    $15,593,000
Net Income
Applicable to          $3,962,000    $3,647,000    $18,435,000    $15,208,000
Common Stock
Weighted Average
Common Shares          13,966,088    13,592,071     13,826,455     13,487,112
Outstanding
Earnings per Share
of Common Stock             $0.28         $0.27          $1.33          $1.13


           Empire supplies electric service to a 10,000 square-mile area in southwest Missouri, southeast Kansas, northeast
Oklahoma and northwest Arkansas. The Company also provides water service in three incorporated communities in Missouri.